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                                                                    Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Summary Financial Data," "Selected Financial Data" and "Experts" and to the use of our report dated March 8, 2004 (except note 12, as to which the date is August 4, 2004) in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-118012) and related Prospectus of Adeza Biomedical Corporation dated September 22, 2004.

                                              /s/ Ernst & Young LLP


Palo Alto, California
September 22, 2004